UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 29, 2011 (July 26, 2011)

Commission File Number 0-8084

Connecticut Water Service, Inc.
(Exact name of registrant as specified in its charter)

Connecticut (State or other jurisdiction of incorporation or organization)	06-0739839 (I.R.S. Employer Identification No.)

93 West Main Street, Clinton, CT (Address of principal executive office)	06413 (Zip Code)

(860) 669-8636
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                     Entry into a Material Definitive Agreement

CoBank Line of Credit

As previously disclosed, on June 29, 2009, the Company entered into a Master Loan Agreement (the “MLA”) with CoBank, ACB, a federally-chartered instrumentality of the United States (“CoBank”).  The Company also delivered to CoBank an initial Promissory Note and Supplement, dated June 29, 2009 (the “Promissory Note”).  On the terms and subject to the conditions set forth in the MLA and this Promissory Note, CoBank agreed to make loans (each a “Loan,” and collectively the “Loans”) to the Company from time to time, in an aggregate principal amount not to exceed, at any one time outstanding $15,000,000 (the “Loan Commitment”).  Under the terms of the Promissory Note, the original maturity date of the Loan Commitment was June 25, 2010.  On May 5, 2010, the Company and CoBank entered into a First Amendment to the Promissory Note, to extend the maturity date of the Loan Commitment until June 25, 2011, or such other later date as CoBank, in its sole discretion, may authorize in writing.

In late June 2011, CoBank unilaterally extended the availability date of the Promissory Note until August 25, 2011.  On July 26, 2011, the Company and CoBank entered into a second amendment to the Promissory Note which extended the term of the Promissory Note until June 25, 2013.  The second amendment also lowered the LIBOR interest rate provision for the Loans from 1.75% over LIBOR to 1.50% over LIBOR and added a commitment fee provision applicable to the renewed 2-year term until 2013 now applicable under the MLA and Promissory Note.

A copy of the second amendment is attached hereto as Exhibit 10.1 and is hereby incorporated by reference.

Item 9.01                      Financial Statements and Exhibits

The following is filed herewith as an exhibit hereto:

(d)           Exhibits

10.1	First Amendment to Promissory Note and Supplement, dated July 26, 2011, between Connecticut Water Service, Inc. and CoBank ACB, is filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CONNECTICUT WATER SERVICE, INC. a Connecticut corporation
Date: July 29, 2011	By: /s/ David C. Benoit David C. Benoit Title: Vice President – Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.                                Description

10.1	First Amendment to Promissory Note and Supplement, dated July 26, 2011, between Connecticut Water Service, Inc. and CoBank ACB.